Exhibit 5.1

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482 Office:+1 (212) 837-6000 Fax: +1 (212) 422-4726 hugheshubbard.com

July 8, 2021

CF Finance Acquisition Corp. III

110 East 59th Street

New York, NY 10022

Re: Registration Statement on Form S-4 (File No. 333-256058)

Ladies and Gentlemen:

We have acted as special counsel to CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), in connection with the preparation and filing of CF III’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration of up to 153,653,115 shares of CF III Class A common stock, par value $0.0001 per share (the “Shares”), issuable by CF III pursuant to the terms of the Business Combination Agreement dated as of February 17, 2021, as amended by Amendment No. 1 dated as of April 30, 2021 (as it may be further amended or supplemented from time to time, the “Business Combination Agreement”) among CF III, Meliora Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CF III, and AEye, Inc., a Delaware corporation.

For purposes of giving this opinion, we have examined the Registration Statement, the Business Combination Agreement, the Amended and Restated Certificate of Incorporation of CF III, the Bylaws of CF III and forms of the Amendment to the Amended and Restated Certificate of Incorporation of CF III, the Second Amended and Restated Certificate of Incorporation of CF III, and the Amended and Restated Bylaws of CF III, each of which is proposed in connection with the Business Combination Agreement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of CF III and certificates or comparable documents of public officials and of officers and representatives of CF III.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

July 8, 2021

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by CF III pursuant to and in the manner contemplated by the terms of the Business Combination Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission (the “SEC”) and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, such Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. CF III is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement / prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP

Hughes Hubbard & Reed LLP